Exhibit 99.4

IZEA, Inc.
Index to Financial Statements

Financial Statements
Balance Sheets as of March 31, 2011 (unaudited) and December 31, 2010	2	–	3
Statements of Operations for the three months ended March 31, 2011 and 2010 (unaudited)			4
Statements of Cash Flows for the three months ended March 31, 2011 and 2010 (unaudited)			5
Notes to Financial Statements	6	–	15

IZEA, Inc.
Balance Sheets

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets

Current:
Cash and cash equivalents	$749,254	$1,503,105
Accounts receivable	393,429	391,114
Other receivables	1,000	39,105
Prepaid expenses	75,037	24,568

Total current assets	1,218,720	1,957,892

Property and equipment:
Equipment	574,160	574,160
Furniture and fixtures	144,512	144,512
Software	12,292	12,292
Leasehold improvements	35,950	35,950

	766,914	766,914
Less: accumulated depreciation and amortization	(635,843)	(625,996)

Total property and equipment, net	131,071	140,918

Other assets:
Loan costs, net of accumulated amortization of $6,009 and $5,060	2,846	3,795
Security deposits	8,340	8,340

	$1,360,977	$2,110,945

IZEA, Inc.
Balance Sheets

	March 31,	December 31,
	2011	2010
	(unaudited)
Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$596,390	$633,506
Related party payable (Note 8)	9,167	3,358
Accrued expenses	122,273	81,014
Unearned revenue	1,080,021	1,097,466
Current portion of notes payable (Note 3)	269,164	351,568

Total current liabilities	2,077,015	2,166,912

Notes payable, less current portion (Note 3)	5,416	10,569
Deferred rent	9,220	9,220

Total liabilities	2,091,651	2,186,701

Stockholders’ deficit (Notes 4 and 5):
Series A convertible preferred stock; $.0001 par value; 2,958,786 shares authorized; 762,907 shares issued and outstanding (liquidation preference at March 31, 2011 $1,114,868 and December 31, 2010, $1,070,473)	76	76
Series A-1 convertible preferred stock; $.0001 par value; 3,609,326 shares authorized; 778,307 shares issued and outstanding (liquidation preference at March 31, 2011 $2,325,912 and December 31, 2010, $2,221,992)	78	78
Series A-2 convertible preferred stock; $.0001 par value; 13,099,885 shares authorized; 12,259,334 shares issued and outstanding (liquidation preference at March 31, 2011 $13,092,297 and December 31, 2010, $10,674,017)	1,226	1,226
Series A common stock; $.0001 par value; 24,832,003 shares authorized; 504,270 shares issued and outstanding	50	50
Series B nonvoting common stock; $.0001 par value; 500,000 shares authorized, issued and outstanding	50	50
Additional paid-in capital	14,074,956	14,074,956
Accumulated deficit	(14,807,110)	(14,152,192)

Total stockholders’ deficit	(730,674)	(75,756)

	$1,360,977	$2,110,945

See accompanying notes to financial statements.

IZEA, Inc.
Statements of Operations
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010

Revenue	$922,778	$632,843

Cost of sales	441,535	329,012

Gross profit	481,243	303,831

Operating expenses:
General and administrative	856,649	712,041
Sales and marketing	197,522	135,787
Licenses and subscriptions	75,062	59,191

Total operating expenses	1,129,233	907,019

Loss from operations	(647,990)	(603,188)

Other income (expense):
Interest income	27	4
Interest expense	(6,955)	(30,937)
Other income (expense), net	-	(461)

Total other income (expense)	(6,928)	(31,394)

Net loss	$(654,918)	$(634,582)

See accompanying notes to financial statements.

IZEA, Inc.
Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010

Cash flows from operating activities:
Net loss	$(654,918)	$(634,582)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	9,847	26,309
Amortization of loan costs	949	949
Loss on disposal of equipment	-	607
Cash provided by (used for):
Accounts receivable	(2,315)	21,746
Other receivables	38,105	(34,460)
Prepaid expenses	(50,469)	(36,027)
Accounts payable	(37,116)	53,626
Related party payable	5,809	(5,294)
Accrued expenses	41,259	18,216
Unearned revenue	(17,445)	122,950

Net cash used for operating activities	(666,294)	(465,960)

Cash flows from investing activities:
Purchase of property and equipment	-	(2,254)

Cash flows from financing activities:
Proceeds from convertible notes payable	-	300,000
Payments on notes payable	(87,557)	(83,334)

Net cash provided by (used for) financing activities	(87,557)	216,666

Net decrease in cash and cash equivalents	(753,851)	(251,548)

Cash and cash equivalents, beginning of year	1,503,105	515,446

Cash and cash equivalents, end of year	$749,254	$263,898

Supplemental cash flow information:
Cash paid for interest	$5,233	$8,222

See accompanying notes to financial statements.

IZEA, Inc.
Notes to Financial Statements
(unaudited)

NOTE 1.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information
The accompanying unaudited financial statements do not include the information and footnotes necessary for a fair presentation of financial position, results of operations or cash flows in conformity with accounting principles generally accepted in the United States of America. These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2010 included herein.

These financial statements are unaudited but include all adjustments, which include normal recurring adjustments, which in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. Results of operations for interim periods are not necessarily indicative of the results that may be expected for the year as a whole.

Nature of Business
IZEA, Inc. (the “Company”) is the leading marketplace for consumer generated advertising, connecting advertisers with content creators such as bloggers, tweeters and other consumer content creators in order to develop and distribute compelling content throughout the blogosphere and social networks. Advertisers compensate content creators to promote their products, services and websites. The Company is headquartered in Orlando, Florida, and was incorporated as PayPerPost, Inc. in the State of Florida in February 2006. Effective September 19, 2006, the Company was reorganized and incorporated in the State of Delaware. Effective November 2, 2007, the Company changed its name to IZEA, Inc.

As further discussed in Note 6, on May 12, 2011, the Company entered into a reverse merger with a public shell company and became a wholly-owned subsidiary of IZEA Holdings, Inc.

Going Concern and Management’s Plans
The Company has incurred significant losses from operations since inception and has an accumulated deficit of $14,807,110 as of March 31, 2011.  The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuation as a going concern is dependant upon attaining profitable operations through achieving revenue growth targets while maintaining current fixed expense levels. The Company initiated cost reductions during 2010 and plans to maintain these cost improvements through recent headcount and overhead cost reductions. Management is relying on cash provided by operations which they believe will be sufficient to satisfy the Company’s projected working capital, capital expenditure needs and debt obligations through March 31, 2012. However, if cash provided by operations is not sufficient management plans to obtain additional debt or equity financing (see Note 6).  We recognize that there are no assurances that the Company will be successful in meeting its cash flow requirements, however, management is confident that, if necessary, there are other alternatives available to fund operations and meet cash requirements through March 31, 2012.

Cash and Cash Equivalents and Concentration
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All non-interest bearing cash balances were fully insured at March 31, 2011 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and our non-interest bearing cash balances may again exceed federally insured limits. Interest-bearing amounts on deposit in excess of federally insured limits at March 31, 2011 approximated $500,000.

IZEA, Inc.
Notes to Financial Statements
(unaudited)

Accounts Receivable and Concentration of Credit Risk
Accounts receivable are customer obligations due under normal trade terms. Uncollectibility of accounts receivable is not significant since most customers are not bound by contract and are required to fund the Company for all the costs of an “opportunity”, defined as an order created by an advertiser for a blogger to write about the advertiser’s product. If a portion of the account balance is deemed uncollectible, the Company will either write-off the amount owed or provide a reserve based on the uncollectible portion of the account. Management determines the collectibility of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. The Company has not recorded a reserve for doubtful accounts at December 31, 2010 and March 31, 2011.

Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk. The Company also controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs credit evaluations of its customers but generally does not require collateral to support accounts receivable. At March 31, 2011, three customers, each of who accounted for more than 10% of the Company’s accounts receivable, accounted for 34% of total accounts receivable in aggregate.

Property and Equipment
Depreciation and amortization is computed using the straight-line method and half-year convention over the estimated useful lives of the assets as follows:

Equipment	3 years
Furniture and fixtures	10 years
Software	3 years
Leasehold improvements	3 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported as other income or expense. Depreciation and amortization expense for the three months ended March 31, 2011 and 2010 was $9,847 and $26,309, respectively.

Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

Revenue Recognition
Revenue consists of content creator fees, service fees to establish and maintain advertiser accounts, and listing fees associated with advertiser “opportunities”. Revenue is recognized when opportunities are posted on the Company’s websites and when related payments are made to the content creators after their content has been listed for the requisite period. Customers prepay for the Company’s services, which are recorded as unearned revenue. The Company recognizes revenue in accordance with Accounting Standards Codification on Principal Agent Considerations. The Company records its revenue on the gross amount earned since the Company generally is the primary obligor in the arrangement, establishes the pricing and determines the service specifications.

IZEA, Inc.
Notes to Financial Statements
(unaudited)

Advertising Costs
Advertising costs are charged to expense as they are incurred, including payments to contact creators to promote the Company.  Advertising expense charged to operations for the three months ended March 31, 2011 and 2010 was approximately $164,328 and $95,243, respectively, and are included in sales and marketing expense in the accompanying statements of operations.

Deferred Rent
The Company’s operating lease for its office facilities contains predetermined fixed increases of the base rental rate during the lease term which is being recognized as rental expense on a straight-line basis over the lease term. The Company records the difference between the amounts charged to operations and amounts payable under the lease as deferred rent in the accompanying balance sheets.

Income Taxes
The Company has not recorded current income tax expense due to the generation of net operating losses. Deferred income taxes are accounted for using the balance sheet approach which requires recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the statement of financial position. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company’s remaining open tax years subject to examination by the Internal Revenue Service include the years ended December 31, 2007 through 2010.

Preferred Stock
The Company accounts for its preferred stock under the provisions of Accounting Standards Codification on Distinguishing Liabilities from Equity, which sets forth the standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard requires an issuer to classify a financial instrument that is within the scope of the standard as a liability if such financial instrument embodies an unconditional obligation to redeem the instrument at a specified date and/or upon an event certain to occur. The Company has determined that its preferred stock does not meet the criteria requiring liability classification as its obligation to redeem these instruments is not based on an event certain to occur. Future changes in the certainty of the Company’s obligation to redeem these instruments could result in a change in classification.

Derivative Financial Instruments
The Company accounts for derivative instruments in accordance with FASB ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative  liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

IZEA, Inc.
Notes to Financial Statements
(unaudited)

Beneficial Conversion and Warrant Valuation
The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt instruments that have conversion features at fixed rates that are in-the-money when issued, and the fair value of warrants issued in connection with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to warrants, based on their relative fair value, and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion feature. The discounts recorded in connection with the BCF and warrant valuation are recognized as interest expense over the term of the convertible debt, using the effective interest method. The beneficial conversion features on the convertible debt and the value of warrants were not recorded since amounts were insignificant to the financial statements..

Fair Value of Financial Instruments
The Company’s financial instruments are recorded at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

•	Level 1 – Valuation based on quoted market prices in active markets for identical assets and liabilities.

•	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

•	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2011. The Company uses the market approach to measure fair value of its Level 1 financial assets, which include cash equivalents of $1,163,062 and $412,204 at December 31, 2010 and March 31, 2011, respectively. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

The Company does not have any Level 2 or Level 3 financial assets or liabilities.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts receivable, other receivables, accounts payable, related party payable and accrued expenses. The fair value of the Company’s notes payable approximate their carrying value based upon current rates available to the Company.

Stock-Based Compensation
Stock-based compensation cost related to stock options granted under the 2007 Equity Incentive Plan (the “Plan” – see Note 4) is measured at grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period.  The Company estimates the fair value of each option award issued under the Plan on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. In addition, the Company separates the grants into homogeneous groups and analyzes the assumptions for each group.  The Company used the following assumptions for options granted during the three months ended March 31, 2011:

IZEA, Inc.
Notes to Financial Statements
(unaudited)

Three months ended March 31,	2011

Expected term (in years)	5.0
Expected volatility	64.01%
Weighted average volatility	64.01%
Risk free rate	2.37%
Expected dividends	0.0%

The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates.  Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impact the amount of unamortized compensation expense to be recognized in future periods. Current expected forfeiture rates ranged from 42.7% to 64.8% and the weighted average forfeiture rate was 48% during the three months ended March 31, 2011.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.     LONG-TERM DEBT

Note Payable
On July 15, 2008, the Company entered into a $1,000,000 Loan and Security Agreement (“Note Payable”) with Silicon Valley Bank (the “Bank”), with an interest rate of 8% per annum, payable monthly.  Interest only was payable through December 31, 2008.  Repayment of principal is due in thirty-six consecutive equal monthly installments beginning in January 2009, or approximately $333,333 per year through December 31, 2011. The Note Payable is secured by all assets of the Company. The principal balance outstanding on the note payable was $333,333 and $250,000 at December 31, 2010 and March 31, 2011, respectively.

In conjunction with the issuance of the Note Payable, the Company also issued initial warrants to purchase 2,216 shares of Series A-1 (previously Series B) Preferred Stock, immediately exercisable, at an exercise price of $0.2039 (as adjusted for the 10:1 reverse stock split and certain anti-dilution provisions) per share. Per the terms of the Note Payable, the Company also issued 1,108 (as adjusted for the 10:1 reverse stock split) additional warrants, containing similar terms as the initial warrants, for a total of 3,324 (as adjusted for the 10:1 reverse stock split) warrants issued under the Note Payable. The fair value associated with the warrants was not recorded since the amount was insignificant to the financial statements. The warrants expire on July 15, 2015 and automatically convert to Series A-1 Preferred Stock on this date if the fair market value of the Series A-1 Preferred Stock is greater than the warrant exercise price.

As a result of the reverse merger and the issuance of bridge notes which occurred on May 11, 2011 and May 12, 2011, respectively, (see Note 6), the Company was out of compliance with its Bank covenants which requires permission be obtained prior to a merger or incurrence of debt. The Company obtained a waiver from the Bank relating to these violations.

IZEA, Inc.
Notes to Financial Statements
(unaudited)

Capital Lease
During 2010, the Company entered into a capital lease for equipment which expires in June 2012. The balance outstanding under this lease was $24,580 at March 31, 2011, of which $19,164 is included in current portion of notes payable and $5,416 is included in long-term notes payable on the accompanying balance sheet.

NOTE 3.     STOCKHOLDER’S EQUITY

On May 10, 2010, the Company’s board of directors declared a ten-for-one (10:1) reverse stock split on the shares of the Company’s common and preferred stock, increased the number of authorized shares of common and preferred stock, renamed the Series B Preferred Stock to Series A-1 Preferred Stock and created a new Series A-2 Preferred Stock.  All share information included herein has been retroactively restated to reflect the effect of the 10:1 reverse stock split.

Series A Preferred Stock
On September 21, 2006, the Company issued 762,907 (as adjusted for the 10:1 reverse stock split) shares of Series A Preferred Stock with a par value of $0.0001 for $3,000,000 less issuance costs of $23,000. Series A Preferred stockholders are entitled to a preferential dividend, which shall accrue and accumulate on such shares on an annual basis at a rate of $.0236 per share subject to adjustment in accordance with certain anti-dilution provisions. Such dividends will accrue from day to day whether or not they have been declared or whether or not there are funds legally available to the Company for payment. At December 31, 2010 and March 31, 2011, dividends of $770,498 and $814,893, respectively, had accrued but had not been declared. Accordingly, no provision for dividends has been included in these financial statements.

Subject to a Liquidation Event, as defined in the Third Amended and Restated Certificate of Incorporation, the holders of the Series A Preferred are entitled to receive an amount per share equal to one times the Series A Preferred original issue price plus all accrued and unpaid dividends through the date of demand. In addition, in the event of liquidation, each stockholder has a preferential right to any assets over the common stockholders. At March 31, 2011, the liquidation preference of Series A Preferred was $1,114,868.

Each share of Series A Preferred is convertible at any time at the option of the holder into shares of Series A Common Stock at a ratio of one share of Series A Common Stock for each share of Series A Preferred subject to adjustment in accordance with certain antidilution provisions.  The conversion ratio was adjusted to 3.74 shares of Series A Common Stock for one share of Series A Preferred as a result of the issuance of the Series A-2 Preferred Stock.

Series A-1 Preferred Stock (previously Series B Preferred Stock)
During 2007, the Company issued a total of 778,307 (as adjusted for the 10:1 reverse stock split) shares of Series B Preferred Stock with a par value of $0.0001 for $7,025,000, less issuance costs of $72,612. On May 10, 2010, the Company renamed its Series B Preferred Stock to Series A-1 Preferred Stock. All rights and preferences under the renamed Series A-1 Preferred Stock remained the same.  Series A-1 Preferred stockholders are entitled to a preferential dividend, which shall accrue and accumulate on such shares on an annual basis at a rate of $.05415 per share subject to adjustment in accordance with certain anti-dilution provisions.  Such dividends will accrue whether or not they have been declared or whether or not there are funds legally available to the Company for payment.  At December 31, 2010 and March 31, 2011, dividends of $1,519,493 and $1,623,413, respectively, had accrued but had not been declared. Accordingly, no provision for dividends has been included in these financial statements.

Subject to a Liquidation Event, as defined in the Third Amended and Restated Certificate of Incorporation, the holders of the Series A-1 Preferred stockholders are entitled to receive an amount per share equal to one times the Series A-1 Preferred original issue price plus all accrued and unpaid dividends through the date of demand. In

IZEA, Inc.
Notes to Financial Statements
(unaudited)

addition, in the event of liquidation, each stockholder has a preferential right to any assets over the common stockholders.  At March 31, 2011, the Liquidation Preference of Series A-1 Preferred was $2,325,912.

Each share of Series A-1 Preferred is convertible at any time at the option of the holder into shares of Series A Common Stock at a ratio of one share of Series A Common Stock for each share of Series A-1 Preferred subject to adjustment in accordance with certain antidilution provisions.  The conversion ratio was adjusted to 4.43 shares of Series A Common Stock for one share of Series A-1 Preferred as a result of the issuance of the Series A-2 Preferred Stock.

Series A-2 Preferred Stock
On May 10, 2010, the Company issued a total of 7,537,771 shares of Series A-2 Preferred Stock with a par value of $0.0001 for consideration of $2,713,600 less issuance costs of $54,046. Series A-2 Preferred stockholders are entitled to a preferential dividend, which shall accrue and accumulate on such shares on an annual basis at a rate of $.800 subject to adjustment in accordance with certain anti-dilution provisions on such shares of Series A-2 Preferred Stock. Such dividends will accrue whether or not they have been declared or whether or not there are funds legally available to the Company for payment.  At December 31, 2010 and March 31, 2011, dividends of $6,260,657 and $8,678,937, respectively, had accrued but had not been declared. Accordingly, no provision for dividends has been included in these financial statements.

Subject to a Liquidation Event, as defined in the Amended Certificate, the holders of the Series A-2 Preferred stockholders are entitled to receive an amount per share equal to one times the Series A-2 Preferred original issue price plus all accrued and unpaid dividends through the date of demand. In addition, in the event of liquidation, each stockholder has a preferential right to any assets over the common stockholders.  At March 31, 2011, the Liquidation Preference of Series A-2 Preferred was $13,092,297.

Each share of Series A-2 Preferred is convertible at any time at the option of the holder into shares of Series A Common Stock at a ratio of one share of Series A Common Stock for each share of Series A-2 Preferred subject to adjustment in accordance with certain anti-dilution provisions.

Mandatory Conversion of Preferred Stock and Series B Common Stock
All outstanding shares of Preferred Stock shall be automatically converted into shares of Series A common stock upon either a) closing of a firm-commitment underwritten public offering of common stock resulting in at least $40,000,000 of net proceeds to the Company and the Company having resulting market capitalization of at least $200,000,000 or b) written consent of the holders of at least 60% of the outstanding shares of Preferred Stock.  At the time 60% of the holders of the Preferred Stock consent to conversion, each outstanding share of Series B common stock shall be automatically converted into one share of Series A common stock.

NOTE 4.     STOCK OPTIONS

In February, 2007, the Company’s Board of Directors adopted the 2007 Equity Incentive Plan (the “Plan”). The Plan allows the Company to provide options as an incentive for employees and consultants.  On May 11, 2011, the Plan was amended to increase the number available for issuance under the Plan from 2,313,317 to 4,889,829 shares of Series A common stock.

The Compensation Committee of the Board of Directors determines the price to be paid for the shares, the period within which each option may be exercised, and the terms and conditions of each option. The exercise price of the incentive stock options shall be equal to 100% of the fair market value per share of the Company’s common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be 110% of fair market value. The exercise price for nonqualified stock options may be less than fair market value of the stock, as determined by the Compensation Committee of the Board of Directors. Unless

IZEA, Inc.
Notes to Financial Statements
(unaudited)

otherwise determined by the Compensation Committee of the Board of Directors at the time of grant, the right to purchase shares covered by any options under the Plan shall vest over the requisite service period as follows: one-fourth of options shall vest one year from the date of grant and the remaining options shall vest monthly, in equal increments over the remaining three-year period. The term of the options is up to 10 years.

A summary of option activity under the Plan for the three months ended March 31, 2011 is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at December 31, 2010	69,970	$1.11	2.0 years
Granted	3,748,620	0.03
Forfeited	(35,000)	0.03

Outstanding at March 31, 2011	3,783,590	$0.05	4.8 years

The following table contains summarized information about nonvested stock options for the three months ended March 31, 2011:

	Shares	Weighted Average Grant Date Fair Value

Nonvested at December 31, 2010	16,851	$.60
Granted	3,748,620.02
Vested	(1,374,733)	.02
Forfeited	(35,000)	.02

Nonvested at March 31, 2011	2,355,738	$.04

There were 1,427,852 options exercisable at March 31, 2011, with a per share weighted-average exercise price of $.04.
Stock-based compensation expense for the three months ended March 31, 2010 and 2011 was not recorded as amounts were considered insignificant to the Company’s financial position and results of operations for these periods.  As of March 31, 2011 the total future compensation cost related to nonvested awards is expected to be approximately $22,200, $7,400, $4,100 and $2,100 and is expected to be recognized ratably over the remaining individual vesting periods for the years ending December 31, 2011, 2012, 2013, and 2014 respectively.

NOTE 5.     RELATED PARTY TRANSACTIONS

During 2006, the Company entered into a General Services Agreement (“GSA”) with an entity owning 100% of the Company’s Series B common stock. The GSA consisted of the purchase of certain marketing deliverables and equipment, as well as marketing consulting services. Cash paid to this related party during the three months ended March 31, 2010 and 2011 was approximately $2,445 and $7,640, respectively. Expenses associated with the GSA were approximately $8,210 and $14,362 for the three months ended March 31, 2010 and 2011, respectively, and are included in sales and marketing expenses in the accompanying statements of operations. The contract is on a month-to-month basis until terminated by either party.

The amount due to this related party was $3,358 and $9,167 at December 31, 2010 and March 31, 2011, respectively.

IZEA, Inc.
Notes to Financial Statements
(unaudited)

NOTE 6.     SUBSEQUENT EVENTS

Management Acquisition of Preferred Stock
On May 6, 2011, all of the Series A preferred stockholders and certain of the Series A-1 and A-2 preferred stockholders transferred their shares, along with all their rights and preferences, to the Company’s CEO and CFO for an aggregate price of $1 each. The total shares purchased by management of the Company (exclusive of the Excess Shares discussed below) were 762,907 Series A Preferred Shares, 766,047 Series A-1 Preferred Shares and 12,217,669 Series A-2 Preferred Shares.

Cancellation of Excess Shares of Preferred Stock
In connection with the issuance of Series A-2 Preferred Stock in May 2010 (see Note 3), the Company issued in error and for no consideration 2,088,417 shares of  Series A Preferred Stock and 2,666,928 shares of Series A-1 Preferred Stock (collectively, the “Excess Shares”) to the existing shareholders of  the Series A and A-1 Preferred Stock.   As discussed above, on May 6, 2011, certain of the Series A, A-1 and A-2 Preferred shares were purchased by management of the Company which included these Excess Shares, and on May 11, 2011 the Excess Shares were cancelled. Since these Excess Shares were issued in error and were subsequently cancelled, they are not reflected in the accompanying financial statements.

Reverse Merger and Issuance of Bridge Notes
On May 12, 2011, the Company entered into a Share Exchange Agreement (the “Exchange”) with a public shell company, IZEA Holdings, Inc., formerly known as Rapid Holdings, Inc, (“IZEA Holdings”) and the Company’s shareholders transferred all of their issued and outstanding common and preferred shares of the Company in exchange for shares of common stock of IZEA Holdings. The Exchange caused the Company to become a wholly-owned subsidiary of IZEA Holdings and the Company’s shareholders became the majority shareholders of IZEA Holdings. The Exchange is being accounted for as a reverse-merger and recapitalization. Accordingly, the Company is the acquirer for financial reporting purposes and the IZEA Holdings is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of the Company and will be recorded at the historical cost basis of the Company, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and IZEA Holdings, historical operations of the Company and operations of IZEA Holdings from the closing date of the Exchange.

On May 11, 2011, in contemplation of the reverse merger discussed above, the Company issued Notes (“Bridge Notes”) in the total amount of $500,000 to unrelated investors at an annual interest rate of 6%.  As discussed below, subsequent to the reverse merger, the Bridge Note holders provided $2,780,000 of additional financing and exchanged the Bridge Notes for common stock and warrants.

Sale of Stock and Conversion of Bridge Notes
On May 24, 2011, IZEA Holdings entered into subscription agreements with its Bridge Note holders and other investors whereby it sold an aggregate of 249 units (the “Units”), at a purchase price of $10,000 per Unit for an aggregate purchase price of $2,490,000. On May 26, 2011, IZEA Holdings sold an additional 29 Units for an aggregate purchase price of $290,000.  Each Unit consists of: (i) 30,303 shares of IZEA Holdings’ common stock (at the election of any purchaser who would, as a result of purchase of Units, become a beneficial owner of five (5%) percent or greater of the outstanding Common Stock of IZEA Holdings, the Units shall consist of (in lieu of 30,303 shares of Common Stock) one share of IZEA Holdings’ Series A Preferred Stock, which is convertible into 30,303 shares of Common Stock) and (ii) a five-year warrant to purchase 18,182 shares of Common Stock at a per share exercise price of $0.50. In addition, the holders of the Bridge Notes in the aggregate principal amount of $500,000, issued by the Company prior to its consummation of the Exchange transaction, elected to exchange such Bridge Notes for 50 Units.  As a result of the foregoing, IZEA Holdings issued an aggregate of 328 Units with 230 of the

IZEA, Inc.
Notes to Financial Statements
(unaudited)

Units consisting of Series A Preferred Stock and 98 Units consisting of Common Stock. As part of the sale of the Units, IZEA Holdings issued Warrants to purchase an aggregate of 5,963,696 shares of IZEA Holdings common stock.

Investors Relations Agreement
On May 24, 2011, the Company entered into an investor relations agreement with a consulting company to provide investor relations services for a period of two months for fees of $1,190,000 in cash and the issuance of 500,000 shares of IZEA Holdings common stock.